EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Michael Malone, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of SRAX, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: May 13, 2020	/s/ Michael Malone
Michael Malone, Chief Financial Officer, principal financial and accounting officer